ASSIGNMENT AGREEMENT

                                       OF

                     MINING PROPERTIES AND/OR MINERAL CLAIMS

                              METS III MINING LEASE
               TOODOGGONE DISTRICT GOLD CAMP, TENURE NUMBER 314708

BY AND BETWEEN:

GOLDTECH MINING CORPORATION,
a Washington Corporation
c/o Law Offices of Tolan S. Furusho
2200 112th Avenue NE, Suite 200
Bellevue, Washington 98004


                                                            OF THE FIRST PART
AND:

GOLDTECH MINING CORPORATION,
a Nevada Corporation
c/o Egan Systems, Inc.
4904 Waters Edge Drive, Suite 160
Raleigh, North Carolina 27606

                                                           OF THE SECOND PART

    THIS ASSIGNMENT AGREEMENT IS ENTERED INTO THIS 10th DAY OF NOVEMBER 2003

            WHEREAS: Goldtech Mining Corporation, the Washington corporation ("Goldtech-Wa"), entered into an Asset Acquisition Agreement as of this date with Goldtech Mining Corporation, a Nevada corporation ("GMNC") to sell to GMNC, the Mets III Mineral Lease ("Property"), commonly referred to as METS III Mining Lease and located in District Lot 7090, Cassiar District, Liard Mining Division, Tenure # 314708 according to the Official Plan 9-Tube 1601, Toodoggone Mining District Gold Camp. The Property's legal description is attached to this Mining Property/Claim Assignment Agreement as Exhibit "A".

            WHEREAS: GMNC desires to take title to the Property sold by Goldtech-Wa to GMNC, pursuant to the Asset Acquisition Agreement entered into November 10, 2003.

WARRANTIES:

GOLDTECH-WA WARRANTS THE FOLLOWING:

(1) Goldtech-Wa warrants that it is a corporation in good standing in the State of Washington.
(2) That the Property was obtained pursuant to an executed Purchase and Sale Agreement, attached to this Assignment Agreement as Exhibit "B", entered into June 27, 2003, whereby Goldtech-Wa purchased the Property from Mr. Morgan Stewart, Mining Surveyor, of Vancouver, British Columbia, Canada. Mr. Morgan Stewart warranted that the Property is free and clear of any claims, liens, judgments or any other encumbrance that may currently cloud good title and that the titles can be filed by GMNC or their assigns.
(3) Goldtech-Wa warrants that it has the capacity and ability by and through its Board of Directors to assign title to the Property without reservation.
(4) Goldtech-Wa warrants that all information regarding the aforementioned Property is true and correct to the best of its knowledge and collected and prepared in good faith.

GMNC WARRANTS THE FOLLOWING:

(1) GMNC warrants that it is a corporation in good standing in the State of Nevada.
(2) GMNC is a publicly held corporation, fully reporting under the Securities Act of 1934 and in good standing in its regulatory filings.
(3) GMNC warrants that it has the capacity and ability by and through its Board of Directors to take title to the Property. (4) GMNC warrants that all information provided to Goldtech-Wa is true and correct to the best of its knowledge and collected and prepared in good faith.

Sign and dated this 10th day of November 2003

Assigned by:


----------------------------------------------
Goldtech Mining Corporation,
a Washington corporation, by Tolan S. Furusho, Director
Assignor

To:

----------------------------------------------
Goldtech Mining Corporation,
a Nevada corporation, accepted by
Ralph Jordon, President - Board Chairman

Exhibit A - The Property

The legal description of the METS III Mining Lease:

District Lot 7090, Cassiar District, Liard Mining Division, Tenure # 314708 according to the Official Plan 9-Tube 1601, Toodoggone Mining District Gold Camp, as recorded in the office of the Ministry of Mines, British Columbia, Canada. This Mining Lease is the subject of this Mining Property/Claim Assignment Agreement.

         Exhibit B -

         Purchase and Sale Agreement entered into June 27, 2003

                              ASSIGNMENT AGREEMENT

                                       OF

                     MINING PROPERTIES AND/OR MINERAL CLAIMS
                              SILVER CUP PROPERTIES


BY AND BETWEEN:

GOLDTECH MINING CORPORATION,
a Washington Corporation
c/o Law Offices of Tolan S. Furusho
2200 112th Avenue NE, Suite 200
Bellevue, Washington 98004


                                                           OF THE FIRST PART
AND:

GOLDTECH MINING CORPORATION,
a Nevada Corporation
c/o Egan Systems, Inc.
4904 Waters Edge Drive, Suite 160
Raleigh, North Carolina 27606

                                                           OF THE SECOND PART

    THIS ASSIGNMENT AGREEMENT IS ENTERED INTO THIS 10th DAY OF NOVEMBER 2003

         WHEREAS: Goldtech Mining Corporation, the Washington corporation ("Goldtech-Wa"), entered into an Asset Acquisition Agreement as of this date with Goldtech Mining Corporation, a Nevada corporation ("GMNC") to sell to GMNC, the Silver Cup Properties ("Property"), located in the Revelstoke Mining Division, British Columbia, Canada. The Property consists of 85 mineral claim units legally described in 40 filed titles of the subject claims as filed with the Ministry of Mines, British Columbia, Canada by Stewart as Client #125763. These 40 filed titles of the subject claims are located on over 4400 acres, in region of Revelstoke, British Columbia, Canada. These 85 mineral claims contained within their 40 legal descriptions and/or filed titles are attached to this Assignment Agreement as Exhibit "A".

            WHEREAS: GMNC desires to take title to the Property sold by Goldtech-Wa to GMNC, pursuant to the Asset Acquisition Agreement entered into November 10, 2003.

WARRANTIES:

GOLDTECH-WA WARRANTS THE FOLLOWING:

(1) Goldtech-Wa warrants that it is a corporation in good standing in the State of Washington.
(2) That the Property was obtained pursuant to an executed Purchase and Sale Agreement, attached to this Assignment Agreement as Exhibit "B", entered into April 21, 2003, whereby Goldtech-Wa purchased the Property from Mr. Morgan Stewart, Mining Surveyor, of Vancouver, British Columbia, Canada. Mr. Morgan Stewart warranted that the Property is free and clear of any claims, liens, judgments or any other encumbrance that may currently cloud good title and that the titles can be filed by GMNC or their assigns.
(3) Goldtech-Wa warrants that it has the capacity and ability by and through its Board of Directors to assign title to the Property without reservation.
(4) Goldtech-Wa warrants that all information regarding the aforementioned Property is true and correct to the best of its knowledge and collected and prepared in good faith.

GMNC WARRANTS THE FOLLOWING:

(1) GMNC warrants that it is a corporation in good standing in the State of Nevada.
(2) GMNC is a publicly held corporation, fully reporting under the Securities Act of 1934 and in good standing in its regulatory filings.
(3) GMNC warrants that it has the capacity and ability by and through its Board of Directors to take title to the Property. (4) GMNC warrants that all information provided to Goldtech-Wa is true and correct to the best of its knowledge and collected and prepared in good faith.

Signed and dated this 10th day of November 2003

Assigned by:


---------------------------------------------
Goldtech Mining Corporation,
a Washington corporation, by Tolan S. Furusho, Director
Assignor

To:

---------------------------------------------
Goldtech Mining Corporation,
a Nevada corporation, accepted by
Ralph Jordon, President - Board Chairman

Exhibit A - The Property

Exhibit A - The Property

All of the 40 titles attached hereto as "Client Number 125763" as a printout from the official website of the Minister of Mines, British Columbia Canada and designated with the location "Revelstoke" are the legal descriptions and/or subject titles to the Silver Cup Properties. These 85 mining claim units contained in 40 titles are the subject of this Mining Property/Claim Assignment Agreement.

Exhibit B -

Purchase and Sale Agreement entered into April 21, 2003